     Exhibit 10.12

LOCKHEED MARTIN CORPORATION
DEFERRED MANAGEMENT INCENTIVE COMPENSATION PLAN

(As Amended and Restated Generally Effective January 1, 2020)

Amendment No. 1

Lockheed Martin Corporation wishes to revise the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (the “Plan”) to reflect the cessation of the Sikorsky Aircraft Corporation Annual Executive Incentive Compensation Plan. Accordingly, the Plan is revised as follows.

1.Section 24 of Article II of the Plan is amended and restated in its entirety to read as follows:

24. MICP – The Lockheed Martin Corporation Amended and Restated 2006 Management Incentive Compensation Plan, the Lockheed Martin Corporation Amended and Restated Attorney Incentive Plan, or, prior to January 1, 2020, the Sikorsky Annual Executive Incentive Compensation Plan.

LOCKHEED MARTIN CORPORATION

By:	/s/ Greg Karol
Greg Karol
Senior Vice President, Human Resources

Date:	12/18/2020